EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National Coal Corp. for the registration of up to 1,638,125 shares of its common stock and to the incorporation by reference therein of our report dated April 14, 2008, with respect to the consolidated financial statements of National Coal Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
                                            -------------------------
                                                Ernst & Young LLP

Nashville, Tennessee
November 20, 2008